Exhibit 10.40

MONITORING & OVERSIGHT TERMINATION AGREEMENT

This Monitoring & Oversight Termination Agreement (the “Agreement”) is made and entered into on November 16, 2010, by and among UniTek Global Services, Inc., a Delaware corporation (f/k/a/ Berliner Communications, Inc.) (together with its successors, “UniTek Global”), BCI Communications, Inc., a Delaware corporation and a wholly-owned subsidiary of UniTek Global (together with its successors, “BCI”), Unitek USA, LLC, a Delaware limited liability company (together with its successors, the “Company”), UniTek Holdings, Inc., a Delaware corporation (together with its successors, “Holdings”), UniTek Midco, Inc., a Delaware corporation (together with its successors, “Midco”) and UniTek Acquisition, Inc., a Delaware corporation (together with its successors, “Acquisition”), and collectively with UniTek Global, BCI, the Company, Holdings and Midco, the “Clients”), and HM Capital Partners I, LP, a Delaware limited partnership (together with its successors, “HM LP”).

Recitals

A.           The parties hereto are party to that certain Amended and Restated Monitoring & Oversight Agreement, dated as of January 27, 2010 (the “M&O Agreement”), pursuant to which the Clients requested that HM LP render, and HM LP agreed to render, financial oversight and monitoring services to the Clients as requested from time to time by the Board of Directors of UniTek Global.  Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the M&O Agreement.

B.           The M&O Agreement is to expire pursuant to its terms upon the earlier of September 27, 2017 or a buyout of the M&O Agreement, as contemplated by Section 5 thereof.  The Clients are obligated to buy out the M&O Agreement upon the first to occur of (1) any sale or distribution by the Company or its subsidiaries to the public of our or their capital stock and, in connection therewith, the capital stock of the Company or our subsidiaries becoming listed on an established stock exchange or a national market system; (2) any consolidation or merger of the Company with or into another entity or other business combination or transfer of securities of the Company by any of its stockholders or a series of transactions in which the stockholders of the Company immediately prior to such transaction own less than 50% of the equity of the Company or HM LLC or any fund or management company affiliated therewith owns less than 25% of the equity of the Company; (3) any sale, license, transfer or disposition of all or substantially all of the assets of the Company; or (4) the Special Committee’s approval of the Company buying out the M&O Agreement.

C.           The Company intends to undertake a registered public offering by the Company of the Common Stock (the “Offering”) as registered with the Securities and Exchange Commission on a Registration Statement on Form S-1.

D.           In connection with, and conditioned upon the consummation of, the Offering, the parties hereto wish to agree that upon the consummation of the Offering, the M&O Agreement shall be terminated, subject to the obligation of the Clients, effective upon the satisfaction of the conditions precedent set forth in Section 1.2 herein, to pay a termination fee, and the parties thereto shall have no further rights or obligations thereunder.

Witnesseth

NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound by this Agreement, do hereby agree as follows:

ARTICLE 1

TERMINATION OF M&O AGREEMENT; PAYMENT OF TERMINATION FEE

1.1 Pursuant to and in accordance with the terms of this Agreement, upon the consummation of the Offering, the M&O Agreement shall be terminated and the parties thereto shall have no further rights or obligations thereunder.

1.2 Upon the satisfaction of the following two conditions precedent, UniTek Global shall pay to HM LP a termination fee of $4,300,000.  Such fee shall be payable, at the option of UniTek Global, in either cash or shares of its Common Stock, which shall be valued for the purposes of calculating the number of shares to be issued under this Section 1.2 using the 20-day trailing average share price as of the date that such two conditions precedent are satisfied and the termination fee becomes payable..  Such conditions precedent are as follows:

1.2.1 The Sector Performance Fund, LP, which is an affiliate of HM LP, sells its entire ownership stake in UniTek Global; and

1.2.2 The average price per share of UniTek Global’s Common Stock realized by the Sector Performance Fund, LP is above its basis, which basis will be calculated as of the closing of the Offering when the shares of the Series B Convertible Preferred Stock of UniTek Global owned by the Sector Performance Fund, LP convert into shares of the Common Stock of UniTek Global.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

2.1 The Clients represent and warrant to HM LP as follow:

2.1.1 Due Authorization.  Each Client has full right, power and authority to execute and deliver this Agreement and any person signing this Agreement and each other document related to the transactions contemplated under this Agreement on behalf of any Client has been duly authorized by such Client to do so.  The transactions contemplated under this Agreement and each Client’s execution and delivery of this Agreement have been authorized by all necessary action on behalf of such Client, and this Agreement is the valid and binding obligation of each Client, enforceable in accordance with its terms.

2.1.2 No Conflict.  The execution and delivery by each Client of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance of such Client’s obligations under this Agreement will not conflict with, or result in any violation of or default under: (a) any provision of any governing instrument applicable to such Client; (b) any agreement or instrument to which such Client is a party or by which it or any of its properties are bound; or (c) any permit, franchise, judgment, decree, statute, rule or regulation applicable to such Client or to its business or properties.

2.2 HM LP represents, warrants and acknowledges to the Clients as follows:

2.2.1 Due Authorization.  HM LP has full right, power and authority to execute and deliver this Agreement and any person signing this Agreement and each other document related to the transactions contemplated under this Agreement on behalf of HM LP has been duly authorized by HM LP to do so.  The transactions contemplated under this Agreement and HM LP’s execution and delivery of this Agreement have been authorized by all necessary action on behalf of HM LP, and this Agreement is the valid and binding obligation of HM LP, enforceable in accordance with its terms.

2.2.2 No Conflict.  The execution and delivery by HM LP of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance of HM LP’s obligations under this Agreement will not conflict with, or result in any violation of or default under: (a) any provision of any governing instrument applicable to HM LP; (b) any agreement or instrument to which HM LP is a party or by which it or any of its properties are bound; or (c) any permit, franchise, judgment, decree, statute, rule or regulation applicable to HM LP or to its business or properties.

ARTICLE 3

MISCELLANEOUS

3.1 Amendments and Waivers.  This Agreement or any provisions of this Agreement may not be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

3.2 Governing Law.  This Agreement shall be enforced, governed and construed in accordance with the substantive laws of the State of Texas (without reference to the conflicts or choice of laws principles thereof).  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

3.3 Successors and Assigns.  This Agreement and the rights, powers and duties set forth herein shall be binding upon and inure to the benefit of the Clients, HM LP and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

3.4 Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or other electronic transmission, including electronic mail, pdf or similar means, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to any Client, to:

UniTek Global Services, Inc.
1777 Sentry Parkway West
Blue Bell, PA  19422
Attn:  Kyle M. Hall, Esq.

Facsimile:  (267) 464-1700

With a required copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attn: Justin W. Chairman, Esq.
Facsimile: (215) 963-5061

If to HM LP, to:

HM Capital Partners LLC
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn:  Peter Brodsky
Facsimile:  (214) 720-7888

With a required copy to:

HM Capital Partners LLC
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: Dave Knickel, CFO
Facsimile: (214) 740-7331

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

3.5 Entire Agreement.  This Agreement contains the entire agreement of the parties to this Agreement regarding the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to in this Agreement.

3.6 Headings. The descriptive headings in this Agreement are for the convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

3.7 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

3.8 Further Assurances. The parties hereto hereby agree to execute and deliver such other documents, instruments and agreements and to take other such action as may be necessary, proper or appropriate to carry out or effectuate the purposes, terms and conditions of this Agreement.

3.9 Survival of Representations.  All representations and warranties made in or pursuant to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HM CAPITAL PARTNERS I LP By: HMCP GP LLC, its general partner By: /s/ William G. Neisel Name: William G. Neisel Title: Treasurer

UNITEK GLOBAL SERVICES, INC. By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

BCI COMMUNICATIONS, INC. By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

UNITEK USA, LLC By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

UNITEK HOLDINGS, INC. By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

UNITEK MIDCO, INC. By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

UNITEK ACQUISITION, INC. By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

[SIGNATURE PAGE TO MONITORING & OVERSIGHT TERMINATION AGREEMENT]

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